Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

MOSYS, INC.

A DELAWARE CORPORATION

AMENDED AND RESTATED BYLAWS

OF

MOSYS, INC.

A DELAWARE CORPORATION

ARTICLE I

CORPORATE OFFICES

1.1           REGISTERED OFFICE.  The registered office of the Corporation shall be: 1209 Orange Street, City of Wilmington, County of Newcastle, State of Delaware.  The name of the registered agent of the Corporation at such location is The Corporate Trust Company.

1.2           OTHER OFFICES.  The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS.  Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors; provided however, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized in paragraph (a) of this section.  In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

(a)           If authorized by the Board of Directors, stockholders and proxyholders not physically present at a meeting of stockholders may,  by means of remote communication:

(1)           participate in a meeting of stockholders; and

(2)           be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.2           ANNUAL MEETINGS.  The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors.  At the meeting, directors shall be elected and any other proper business may be transacted.  Notwithstanding the preceding sentence to the contrary, stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

2.3           SPECIAL MEETINGS.  Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, the Chairman of the Board of Directors, the Chief Executive Officer or any individual holder of twenty five percent (25%) of the outstanding shares of common stock of the Corporation.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, or by electronic transmission or transmissions, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other form of electronic transmission to the Chairman of the Board, the President or the Secretary of the Corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than 60 nor more than 90 days after the receipt of the request.  If the notice is not given within 30 days after the receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4           NOTICE OF STOCKHOLDERS’ MEETINGS.  All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, if any, date, and hour of the meeting, and in the case of the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5           MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Written notice of any meeting of stockholders shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. Notice may also be given by such other means as may be authorized from time to time under the General Corporation Law of the State of Delaware. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6           ITEMS OF BUSINESS AT MEETINGS.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.  Items of business at all meetings of the stockholders shall be, insofar as applicable, as follows:

•              Call to order;

•              Proof of notice of meeting or waiver thereof;

•              Appointment of inspectors of election, if necessary;

•              A quorum being present;

•              Reports;

•              Election of directors;

•              Other business specified in the notice of the meeting;

•              Voting; and

•              Adjournment.

Any items of business not referred to in the foregoing may be taken up at the meeting as the chairman of the meeting shall determine but only in accordance with this Section 2.6.

At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a special meeting, business (other than a nomination of a candidate for election as director, which is covered by Section 2.16) must be brought in accordance with the terms of Section 2.3.  To be properly brought before an annual meeting, business (other than a nomination of a candidate for election as director, which is covered by Section 2.16) must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before an annual meeting by a stockholder.

For business to be properly submitted by a stockholder before any annual meeting under section (iii) of the preceding sentence, (1) it must be a proper matter for stockholder action under the Delaware General Corporation Law, (2) the stockholder must have continuously held at least $2,000 in market value or 1% of the Corporation’s securities entitled to be voted on the proposal for at least one year by the date on which the stockholder submits the proposal and (3) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with this Section 2.6.  This Section 2.6 shall be the exclusive means for a stockholder to submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, that are included in the Corporation’s notice of meeting) before an annual meeting of stockholders, and its requirements shall apply regardless of whether the stockholder intends its proposal to be included in the Corporation’s proxy statement or intends to conduct its own proxy solicitation.

To be considered timely with respect to an annual meeting, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the previous year’s annual meeting of stockholders.  However, if no annual meeting was held in the previous year, or the date of the applicable annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, a stockholder’s notice must be received by the Secretary not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced.  In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be conducted at the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is brought, (iii) (A) the class and number of shares of the Corporation which are beneficially owned by the stockholder and such other beneficial owner, (B) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in while or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the stockholder or such other beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement understanding or relationship pursuant to which such stockholder or such other beneficial owner has a right to vote any shares of the any security of the Corporation (a “Voting Right”) and (D) any short interest in any security of the Corporation held by such stockholder or such other beneficial owner (a “Short Interest”), (iv) any material interest of the stockholder and such other beneficial owner in such business, (v) a description of all agreements, arrangements and understandings that the stockholder and such other beneficial owner have (A) with each other and (B) with any other person (including the name of such person) in connection with such business, (vi) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law.  In addition, a stockholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum.  The chairman shall determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures described by this Section 2.6, in which case such business shall not be transacted.

Nothing in this Section 2.6 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these Bylaws.

2.7           QUORUM.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or, when authorized, by means of remote communication or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or, when authorized, by means of remote communication or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8           ADJOURNED MEETING; NOTICE.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9           VOTING.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).  Except as provided in the preceding sentence, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10         WAIVER OF NOTICE.  Whenever notice regarding a stockholder meeting is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.11         STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action required by this article to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this article, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation.

2.12         RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting.

If the Board of Directors does not so fix a record date:

(i)            The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)           The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

(iii)          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13         PROXIES.  Each stockholder entitled to vote at a meeting of stockholders (or to express consent or dissent to corporate action in writing without a meeting) may authorize another person or persons to act for him by a written proxy, or electronic transmission, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile telecommunication or other means) by the stockholder or the stockholder’s attorney-in-fact.  Furthermore, the Secretary of the Corporation may determine in the interests of the Corporation to accept proxies granting authority by the methods approved by Section 212(c) of the General Corporation Law of Delaware.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.14         LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at the place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.15         CONSENT TO ELECTRONIC TRANSMISSION OF NOTICE. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of this chapter, the certificate of incorporation, or the bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of this document, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

2.16         STOCKHOLDER PROPOSALS RELATING TO NOMINATIONS FOR DIRECTOR.  Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible for election by the stockholders as directors.  Nominations of persons for election as directors may be made at a meeting of stockholders (i) by or at the direction of the directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.16.   All such nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with this Section 2.16.  This Section 2.16 shall be the exclusive means for a stockholder to submit a nomination before a meeting of stockholders, including, but not limited to, a special meeting of stockholders called pursuant to Section 2.3.

To be timely in the case of an annual meeting, a stockholder’s notice shall be delivered to or mailed and received at the Corporation’s principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced.  To be timely in the case of a special meeting, a stockholder’s notice shall be delivered to or mailed and received at the Corporation’s principal executive offices not later than the close of business on the 10th day following the day on which it is publicly announced that a special meeting of stockholders will be held; provided that this requirement shall not apply to the stockholder’s notice requesting the special meeting pursuant to Section 2.3, if applicable.  In no event shall an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Such stockholder’s notice to the Secretary of the Corporation shall set forth:

(a)           as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and the earliest date of acquisition of any such shares and (iv) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b)           as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books of such stockholder, (ii) (A) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (B) any Derivative Instrument directly or indirectly owned beneficially by the stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any Voting Right held by such stockholder and (D) any Short Interest held by such stockholder, and (iii) any material relationship of the stockholder to the person the stockholder proposes to nominate;

(c)           a description of any arrangement or understanding between each person whom the stockholder proposes to nominate and the stockholder making such nomination with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director; and

(d)           any other information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

At the request of the Board of Directors, any proposed nominee shall furnish such other information (1) as the Board of Directors may reasonably request to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.  No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 2.16.   If a written proposal of nomination submitted to the Corporation fails, in the reasonable judgment of the chairman of the meeting, to contain the information specified above in this Section 2.16 or is otherwise deficient, the chairman of the meeting shall declare this to the meeting and the defective nomination shall be disregarded.

Notwithstanding anything to the contrary in these Bylaws, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Nothing in this Section 2.16 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these Bylaws.

ARTICLE III

DIRECTORS

3.1           POWERS.  Subject to the provisions of the General Corporation Law of Delaware and any limitation in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2           NUMBER, ELECTION.  The number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, or by the stockholders at the annual meeting of stockholders. All of the directors shall be of legal age. Directors need not be stockholders. Except as otherwise provided by statute or these Bylaws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or until he shall have been removed, as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Certificate of Incorporation.

3.3           QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.  All of the directors shall be of legal age.  Directors need not be stockholders.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

3.4           RESIGNATION AND VACANCIES.  Any director may resign at any time upon written notice or electronic transmission to the attention of the Secretary of the Corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or any executor, administrator, trust or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least twenty-five percent (25%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5           PLACE OF MEETINGS; MEETINGS BY TELEPHONE.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6           REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by the board.

3.7           SPECIAL MEETINGS; NOTICE.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the president or any two directors.  Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone or electronic transmission to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone or electronic transmission, it shall be delivered personally or by telephone or by electronic transmission at least 48 hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.  Notice also may be given by any other means authorized from time to time under the General Corporation Law of Delaware.

3.8           QUORUM.  At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9           WAIVER OF NOTICE.  Whenever notice regarding a meeting of the Board of Directors is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor other purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

3.10         BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, or by electronic transmission or transmissions and the writing or writings are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11         FEES AND COMPENSATION OF DIRECTORS.  The Board of Directors shall have the authority to fix the compensation of directors.

3.12         APPROVAL OF LOANS TO OFFICERS.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

3.13         REMOVAL OF DIRECTORS.  Unless otherwise restricted by statute, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to elect such director.

ARTICLE IV

COMMITTEES

4.1           COMMITTEES OF DIRECTORS.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by this chapter to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2           COMMITTEE MINUTES.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3           MEETINGS AND ACTION OF COMMITTEES.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1           OFFICERS.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more assistant vice presidents, one or more assistant secretaries, and one or more Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.  Any number of offices may be held by the same person.

5.2           APPOINTMENT OF OFFICERS.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3           SUBORDINATE OFFICERS.  The Board of Directors may appoint, or empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4           REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice or electronic transmission to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5           VACANCIES IN OFFICES.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

5.6           CHAIRMAN OF THE BOARD.  The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws.  If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7           CHIEF EXECUTIVE OFFICER.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer, or CEO, shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation.  He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors.  If the Chief Financial Officer is unavailable or if there is no Chief Financial Officer, the CEO shall serve as the acting Chief Financial Officer.

5.8           PRESIDENT.  In the absence or disability of the CEO, the President shall (a) act as the Chief Executive Officer of the corporation, subject to the control of the Board of Directors, and have general supervision, direction and control of the business and affairs of the corporation, (b) preside at all meetings of the shareholders and, in the absence of the Chairman of the Board and the Chief Executive Officer, at all meetings of the Board of Directors, and (c) call meetings of the shareholders and also the Board of Directors to be held, subject to limitations prescribed by law or by these Bylaws, at such times and at such places as the President shall deem proper and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.  The President shall also affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates, and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, are to be executed on behalf of the Corporation, the signed certificates for shares of stock of the Corporation and, subject to the direction of the Board of Directors, have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

5.9           VICE PRESIDENTS.  In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

5.10         SECRETARY.  The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place, if any, of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws.  He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.11         CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.  The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

The Chief Financial Officer shall be the treasurer of the Corporation, unless otherwise determined by the Board of Directors.

5.12         ASSISTANT SECRETARY.  The Assistant Secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

5.13         ASSISTANT TREASURER.  The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

5.14         REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The Chairman of the Board, the CEO, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of the Corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of the

Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.15         AUTHORITY AND DUTIES OF OFFICERS.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1           THIRD PARTY ACTIONS.  Subject to the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2           ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.  Subject to the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

6.3           SUCCESSFUL DEFENSE.  To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.4           DETERMINATION OF CONDUCT.  Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  Notwithstanding the foregoing, a director, officer or employee of the Corporation shall be entitled to contest any determination that the director, officer or employee has not met the applicable standard of conduct set forth in Sections 6.1 and 6.2 by petitioning a court of competent jurisdiction.

6.5           PAYMENT OF EXPENSES IN ADVANCE.  Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to Section 6.1 or 6.2, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

6.6           INDEMNITY NOT EXCLUSIVE; EFFECT OF INDEMNIFICATION AGREEMENTS.  The provisions of a written indemnification agreement between the Corporation and any person subject to indemnity under this Article VI shall control over the provisions of this Article VI, which shall not apply to the Corporation and the person subject to indemnity under the written agreement.  The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.7           INSURANCE.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.8           THE CORPORATION.  For purposes of this Article VI, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation, the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

6.9           EMPLOYEE BENEFIT PLANS.  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

6.10         INDEMNITY FUND.  Upon resolution passed by the Board, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the Corporation and its officers and directors from time to time.

6.11         INDEMNIFICATION OF OTHER PERSONS.  The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not a director or officer of the Corporation or is not serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise.  The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware.  The Corporation shall indemnify an employee, trustee or other agent where required by law.

6.12         SAVINGS CLAUSE.  If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification hereunder against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

6.13         CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

7.1           MAINTENANCE AND INSPECTION OF RECORDS.  The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.  A stockholder of record shall have such rights to inspect such records of the Corporation as are provided by the General Corporation Law of the State of Delaware, subject to such conditions and restrictions on inspection rights as are provided by law.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

7.2           INSPECTION BY DIRECTORS.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

GENERAL MATTERS

8.1           CHECKS.  From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2           EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.  The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.  The Chief Executive Officer, the President and any Vice President are hereby authorized to enter into any contract and execute any instrument in the name of and on behalf of the Corporation.

8.3           STOCK CERTIFICATES; PARTLY PAID SHARES.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares and that the Corporation may issue uncertificated shares upon the transfer of certificated shares unless otherwise requested by the transferee of such shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4           SPECIAL DESIGNATION ON CERTIFICATES.  If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation issues to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, and in the case of uncertificated shares issued by the Corporation, there shall be provided to the holder thereof a notice in accordance with Section 151(f) of the Delaware General Corporation Law that contains, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5           TRANSFER OF STOCK.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation upon proper request to issue a new certificate or uncertificated shares, as the case may be, to the person entitled thereto, cancel the old certificate, and record the transaction in its books.  In connection with a request for the transfer of uncertificated shares, the Corporation shall comply, or shall cause the transfer agent of the Corporation to comply, with the registration provisions of Part 4 of Article 8 of the Delaware Uniform Commercial Code.

8.6           CONSTRUCTION; DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7           DIVIDENDS.  The directors of the Corporation, subject to any restrictions contained in the General Corporation Law of Delaware, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.  The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8           FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9           SEAL.  The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10         LOST CERTIFICATES.  Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.11         STOCK TRANSFER AGREEMENTS.  The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12         REGISTERED STOCKHOLDERS.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13         DEEMED CALIFORNIA CORPORATION.  If Section 2115 of the California General Corporation Law (“CGCL”) applies to the Corporation, then the Corporation and these Bylaws shall be governed by the CGCL to the extent (and only to the extent) that Section 2115 applies and only until such time as Section 2115 no longer applies to the Corporation.

ARTICLE IX

AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by a vote of a majority of the directors of the Board of Directors at a meeting or by written consent in accordance with Article III, or by an affirmative vote of the holders of a majority of the outstanding shares of stock having voting rights, voting as a single class.

*    *    *

CERTIFICATE OF ADOPTION

OF

AMENDED AND RESTATED BYLAWS

OF

MOSYS, INC.

A DELAWARE CORPORATION

Certificate by Secretary of Bylaws:

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of MoSys, Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws were approved and adopted as the Bylaws of the Corporation effective as of October 23, 2008 by the board of directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of October 23, 2008.

/s/ Monte Crawford

Monte Crawford, Secretary